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                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

                             Class A-3 Confirmation
                                     to the
                              ISDA Master Agreement
                           dated as of January 25, 2001


Toyota Auto Receivables 2001-A Owner Trust
c/o U.S. Bank Trust National Association
111 East Wacker Drive, Suite 3000
Chicago, Illinois 60601

         Re: Transaction Ref. No. 1 between Toyota Motor Credit Corporation ("Party A") and Toyota Auto Receivables 2001-A Owner Trust ("Party B")

Dear Sirs:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of January 25, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:                                     Toyota Motor Credit Corporation

Party B:                                     Toyota Auto Receivables 2001-A
                                             Owner Trust

Trade Date:                                  January 25, 2001

Effective Date:                              January 25, 2001

Termination Date:                            The earlier of (i) the Class A-3
                                             Final Scheduled Payment Date (as
                                             defined in the Indenture) or (ii)
                                             the Payment Date (as defined in the
                                             Indenture) on which the principal
                                             balance of the Class A-3 Notes is
                                             reduced to zero, in

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                                             either case subject to adjustmentin
                                             accordance with the Following
                                             Business Day Convention.
Party A Floating Amounts:

         Party A Floating Rate
         Payer:                              Party A

         Party A Floating Rate
         Payer Notional Amount:              The Class A-3 Note Balance (as
                                             defined in the Indenture) on the
                                             first day of the applicable
                                             Calculation Period.

         Party A Floating Rate Payer
         Period End Dates:                   The 15th day of each calendar
                                             month, commencing on February 15,
                                             2001, up to and including the
                                             Termination Date, subject to
                                             adjustment in accordance with the
                                             Following Business Day Convention;
                                             provided that Party A and Party B
                                             agree that the initial Calculation
                                             Period will consist of 21 days for
                                             purposes of calculating the Party
                                             A Floating Amount.

         Party A Floating Rate Payer
         Payment Dates:                      The Business Day immediately
                                             preceding each Period End
                                             Date, or if Party B has agreed,
                                             the 15th day of each calendar
                                             month, commencing on February 15,
                                             2001, up to and including the
                                             Termination Date, subject to
                                             adjustment in accordance with the
                                             Following Business Day Convention.


         Party A Floating Rate Option:       USD-LIBOR-BBA.

         Designated Maturity:                One month.

         Spread:                             Plus 0.08%

         Party A Floating Rate
         for the initial
         Calculation Period:                 5.71375% (excluding the Spread)

         Party A Floating Rate
         Day Count Fraction:                 Actual/360

         Reset Dates:                        The first day of each Calculation
                                             Period.

         Compounding:                        Inapplicable.

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Party B Fixed Amounts:

         Party B Fixed Rate Payer:       Party B

         Party B Fixed Rate Payer
         Notional Amount:                The Class A-3 Note Balance on the
                                         first day of the applicable
                                         Calculation Period.

         Party B Fixed Rate Payer
         Period End Dates:               The 15th day of each calendar
                                         month, commencing on February 15,
                                         2001, with no adjustment.

         Party B Fixed Rate Payer
         Payment Dates: The 15th day of each calendar month, commencing on February 15, 2001, up to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

         Party B Fixed Rate              5.432%

         Party B Fixed Rate
         Day Count Fraction:             30/360

         Fixed Rate Compounding:
                                         Not applicable.

Business Days:                           "Business Day" as defined in the
                                         Indenture

Calculation Agent:                       Party A


3.       Account Details

Payments to Party A:

         Account for Payments in USD:    Bank of America, Concord,
                                         California ABA No. 121-000-358
                                         A/C No. 12351-07564
                                         A/C Toyota Motor Credit Corporation

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Payments to Party B:

         Account for Payments in USD:        U.S. Bank National Association
                                             ABA #091000022
                                             A/C 180121167365 U.S. Bank Trust
                                             National Association
                                             A/C 47300425
                                             REF: Toyota Auto Rec. 2001A



4.       Party A Documentation and Operations Officers

Documentation:                               Robert Woodie
                                             Phone:  310-468-6175
                                             Fax:  310-468-5715

Operations:                                  Robert Woodie
                                             Phone:  310-468-6175
                                             Fax:  310-468-5715


5.       Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):


         NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.

         ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         STATUS OF PARTIES. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

6.       Governing Law:  New York


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         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-3 Confirmation enclosed for that purpose and returning it to us.


                                   TOYOTA MOTOR CREDIT CORPORATION



                                   By:   /s/  GEORGE E. BORST
                                      ------------------------------------------
                                      Name:   George E. Borst
                                      Title:  President and Chief Executive
                                              Officer



                                   Confirmed as of the date first written:

                                   TOYOTA AUTO RECEIVABLES 2001-A OWNER TRUST

                                   By:    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Owner Trustee



                                   By:   /s/   MELISSA ROSAL
                                      ------------------------------------------
                                      Name:  Melissa A. Rosal
                                      Title: Vice President




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